Exhibit 99.1

Ondas Completes Acquisition of Roboteam, a Global Leader in Rugged Tactical Ground Robotics

Acquisition expands Ondas Autonomous Systems’ multi-domain autonomy portfolio with field-proven unmanned ground vehicles deployed by defense forces worldwide

BOSTON, MA / December 17, 2025 / Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced it has completed the acquisition of Roboteam Ltd. (“Roboteam”), a global leader in rugged tactical unmanned ground vehicles (UGVs) used for explosives ordinance disposal (EOD), intelligence, surveillance, and reconnaissance (ISR), hazardous-environment missions, and commercial applications.

Roboteam designs and manufactures combat-proven UGV platforms used by military and security forces in more than 30 countries. Its portfolio includes a range of rugged, modular robotic systems designed to support missions such as reconnaissance, route clearance, explosive ordnance disposal, logistics support, and urban operations in complex and contested environments. Roboteam’s systems have been deployed extensively by Tier-1 defense and security customers, including the U.S. Marine Corps and the Israeli Ministry of Defense.

The acquisition significantly expands Ondas Autonomous Systems’ presence in the ground robotics domain, complementing its existing aerial autonomy, counter-UAS, and intelligence capabilities. By integrating Roboteam’s UGV platforms with Ondas’ autonomous drone systems, AI-driven analytics, and secure command-and-control infrastructure, we believe OAS is positioned to deliver a more comprehensive, multi-domain autonomy offering for defense, homeland security, and public safety customers.

“The Roboteam acquisition adds proven ground robotic capabilities to our autonomous systems portfolio,” said Eric Brock, Chairman and CEO of Ondas Holdings Inc. “Roboteam brings a respected lineup of tactical UGVs, established relationships with defense customers, and a strong engineering culture. Together, we are expanding our ability to deliver integrated autonomous solutions that improve mission effectiveness and operator safety across air and ground domains.”

Once integrated into Ondas, Roboteam will operate within the Ondas Autonomous Systems business. Its leadership team and engineering organization will remain in place, ensuring continuity of customer relationships and ongoing product development while supporting integration with Ondas’ broader autonomy platform.

The Roboteam acquisition follows a series of strategic investments and acquisitions by Ondas, emphasizing the Company’s execution against its roadmap to scale intelligent, mission-ready autonomous systems for modern defense and security operations globally.

For additional information regarding the acquisition of Roboteam, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through  American Robotics, Airobotics, Apeiro Motion, and Sentry CS Ltd., OAS offers the Optimus System—the first U.S. FAA-certified small UAS for automated aerial security and data capture—the Iron Drone Raider—an autonomous counter-UAS platform—Apeiro’s advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies—and Sentrycs’ Cyber-over-RF (CoRF) and Protocol-Manipulation counter-UAS technology.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com